NuScale Power and KGHM Sign Task Order to Initiate the Deployment of First Small Modular Reactor in Poland The signing marks a further commitment to progress the approval process for the first small modular reactor in Poland PORTLAND, Ore. – On September 7, 2022, during the Economic Forum in Karpacz, Poland, NuScale Power LLC (NuScale) and Poland’s KGHM Polska Miedź S.A. (KGHM) signed the first Task Order and a Statement of Commencement to begin work under the Early Works Agreement (EWA) signed by the companies in February 2022. Under the Task Order, NuScale will continue to support KGHM’s application to the National Atomic Energy Agency (NAEA), the first application in Poland for the deployment of small modular reactors (SMRs), for the evaluation of NuScale’s innovative SMR technology, through activities including drafting additional Preliminary Safety Analysis Reports and coordinating with the NAEA. This task order also sets the stage for the subsequent tasks in the EWA as proposed by NuScale to KGHM. “This agreement marks a significant milestone in NuScale and KGHM’s partnership history, making KGHM and Poland leaders in the race to rapidly decrease emissions worldwide,” said John Hopkins, NuScale Power President and Chief Executive Officer. “NuScale is proud to partner with KGHM, an experienced innovation leader, and we are excited to work together to bring forth the next era of advanced clean energy deployment and confront the climate crisis.” In addition to the signing at the Forum, both companies held a press event to highlight the continued partnership and received a visit earlier in the day from Poland’s Prime Minister Mateusz Morawiecki, who was briefly updated on the status of NuScale’s technology. This announcement is an important next step to building the basis of project initiation towards the first NuScale VOYGR™ SMR power plant deployment in Poland and Central Europe by allowing KGHM to become a catalyst for SMRs in the region. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and

NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. About KGHM Polska Miedź S.A. KGHM is involved in the mining and processing of valuable natural resources. At its heart is the largest deposit of copper ore in Europe, located in south-western Poland. By advancing our strategy we are systematically strengthening KGHM’s international position. Currently the company has a geographically diversified mine project profile. It has operations on three continents – in Europe, North America and South America. The copper ore resources controlled by KGHM guarantee the company a leading position in the mining industry. Our portfolio includes metals such as molybdenum, palladium and nickel, opening the way for KGHM to gain a strong position amongst the world’s diversified miners. www.kghm.com Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contacts Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329